SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): November 10, 2006
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TenthGate Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Campus Common Drive, Suite 100, Reston, VA 20191

(Address of Principal Executive Offices)(Zip Code)

(703-766-6556)
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 10, 2006, the Company issued 1,000,000 shares of restricted common stock to Sequence Holdings, LLC on behalf of Sequence Advisors, LLC a firm based in Charleston, South Carolina in consideration of a 12 month business development advisory agreement entered in support of the company’s mission as a medical technology holding company. The primary duties to be preformed include; assisting in developing and implementing product marketing, sales and distribution, operations management, staffing and corporate structuring for Company. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

None

(b) Exhibits

Number	Exhibit
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By:	/s/Tim Novak
Tim Novak, President, CEO, CFO

November 14, 2006